      As filed with the Securities and Exchange Commission on April 4, 2002
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE WILLIAMS COMPANIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                         73-0569878
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               ONE WILLIAMS CENTER
                              TULSA, OKLAHOMA 74172
                    (Address of Principal Executive Offices)

                THE WILLIAMS COMPANIES, INC. 2002 INCENTIVE PLAN
                            (Full Title of the Plan)

                           WILLIAM G. VON GLAHN, ESQ.
                          THE WILLIAMS COMPANIES, INC.
                               ONE WILLIAMS CENTER
                              TULSA, OKLAHOMA 74172
                                 (918) 573-2000
           (Name, Address, and Telephone Number of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                              PROPOSED                 PROPOSED
      TITLE OF SECURITIES              AMOUNT TO          MAXIMUM OFFERING        MAXIMUM AGGREGATE           AMOUNT OF
      TO BE REGISTERED(1)            BE REGISTERED       PRICE PER SHARE(2)        OFFERING PRICE        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $1.00 per share (3) (4)         24,958,000 shares           $22.515               $561,929,370          $51,697.50 (5)
=========================================================================================================================

     (1)  Includes rights issuable under The Williams Companies, Inc. Rights
          Plan.

     (2)  Calculated pursuant to Rule 457(h)(1) under the Securities Act of
          1933.

     (3) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

     (4) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (5) The Registrant filed a registration statement on Form S-8 on December 15, 2000 covering 12,000,000 shares of Common Stock (File No. 333-51994), issuable in accordance with the terms of the Registrant's 1996 Stock Plan for Nonofficer Employees, and paid a filing fee of $109,098 for the registration of such shares. Of such shares, 8,356,000 shares have not been issued or designated for issuance by the Registrant. The pro rata portion of the filing fee paid on December 15, 2000 that is associated with those 8,356,000 shares is $75,968.57. Pursuant to Rule 457(p) under the Securities Act, the Registrant has offset the entire registration fee due herewith with a portion of the filing fee ($51,697.50) paid on December 15, 2000. Therefore, no registration fee is submitted herewith.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by The Williams Companies, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference and made a part of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

     (b) The Registrant's Current Reports on Form 8-K filed January 4, 23 and 30, February 5 and 19, March 7, 8, 13, 20, 27 and 28 and April 1, 2002;

     (c) The Registrant's definitive Proxy Statement filed on March 29, 2002 in connection with Registrant's 2002 Annual Meeting of Stockholders; and

     (d) The description of the Registrant's common stock, par value $1.00 per share, and associated Rights contained in Registrant's Registration Statement on Form S-3, filed on April 4, 2002.

     All documents filed by the Registrant and by The Williams Companies, Inc. 2002 Incentive Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant, a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made party by reason of their being or having been a director, officer, employee, or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Registrant provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Registrant has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and to the extent insurance is maintained, for the continued coverage of such individuals.

     Policies of insurance are maintained by the Registrant under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                         DESCRIPTION OF EXHIBIT

  4.1* The Williams Companies, Inc. 2002 Incentive Plan (filed as Appendix A to the Definitive Proxy Statement filed March 29,
                2002)

  4.2*          Restated Certificate of Incorporation, as supplemented (filed as
                Exhibit 3.1 to the Registration Statement on Form S-3 filed April 4, 2002)

  4.3* Restated By-laws (filed as Exhibit 99.1 to Form 8-K dated November 18, 1999).

  4.4* Rights Agreement dated as of February 6, 1996, between the Registrant and First Chicago Trust Company of New York (filed as
                Exhibit 4 to Form 8-K dated January 21, 1996).

  5.1 Opinion of William G. von Glahn, General Counsel and Senior Vice President for the Registrant, relating to the validity of the securities

 23.1           Consent of Ernst & Young LLP

 23.2           Consent of William G. von Glahn (contained in Exhibit 5.1)

 24.1           Power of Attorney

 24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney

----------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and State of Oklahoma on the 4th day of April 2002.

                                       THE WILLIAMS COMPANIES, INC.

                                       By: /s/ Suzanne H. Costin
                                           -------------------------------------
                                           Suzanne H. Costin, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                       TITLE                                      DATE
             ---------                                       -----                                      ----

               *                          President, Chief Executive Officer and Director           April 4, 2002
--------------------------------------    (Principal Executive Officer)
Steven J. Malcolm

               *                          Senior Vice President - Finance (Principal                April 4, 2002
--------------------------------------    Financial Officer)
Jack D. McCarthy

               *                          Controller (Principal Accounting Officer)                 April 4, 2002
--------------------------------------
Gary R. Belitz

               *                          Chairman of the Board and Director                        April 4, 2002
--------------------------------------
Keith E. Bailey

               *                          Director                                                  April 4, 2002
--------------------------------------
Hugh M. Chapman

               *                          Director                                                  April 4, 2002
--------------------------------------
Glenn A. Cox

               *                          Director                                                  April 4, 2002
--------------------------------------
Thomas H. Cruikshank

               *                          Director                                                  April 4, 2002
--------------------------------------
William E. Green

               *                          Director                                                  April 4, 2002
--------------------------------------
Ira D. Hall

               *                          Director                                                  April 4, 2002
--------------------------------------
W.R. Howell

               *                          Director                                                  April 4, 2002
--------------------------------------
James C. Lewis

               *                          Director                                                  April 4, 2002
--------------------------------------
Charles M. Lillis

               *                          Director                                                  April 4, 2002
--------------------------------------
George A. Lorch

               *                          Director                                                  April 4, 2002
--------------------------------------
Frank T. MacInnis

               *                          Director                                                  April 4, 2002
--------------------------------------
Gordon R. Parker

               *                          Director                                                  April 4, 2002
--------------------------------------
Janice D. Stoney

               *                          Director                                                  April 4, 2002
--------------------------------------
Joseph H. Williams

----------

* By: /s/ Suzanne H. Costin                            April 4, 2002
      -----------------------------------
      Suzanne H. Costin, Attorney-in-Fact

THE PLAN: Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and State of Oklahoma on the 4th day of April 2002.

                                THE WILLIAMS COMPANIES, INC. 2002 INCENTIVE PLAN

                                By: /s/ Scott H. Welch
                                    --------------------------------------------
                                    Name: Scott H. Welch
                                    Title: Senior Benefits Counsel

                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                                               DESCRIPTION OF EXHIBIT
    -------                                              ----------------------

      4.1*          The Williams Companies, Inc. 2002 Incentive Plan (filed as Appendix A to the Definitive Proxy
                    Statement filed March 29, 2002)

      4.2*          Restated Certificate of Incorporation, as supplemented (filed as Exhibit 3.1 to the Registration
                    Statement on Form S-3 filed April 4, 2002)

      4.3*          Restated By-laws (filed as Exhibit 99.1 to Form 8-K dated November 18, 1999).

      4.4*          Rights Agreement dated as of February 6, 1996, between the Registrant and First Chicago Trust
                    Company of New York (filed as Exhibit 4 to Form 8-K dated January 21, 1996).

      5.1           Opinion of William G. von Glahn, General Counsel and Senior Vice President for the Registrant,
                    relating to the validity of the securities

     23.1           Consent of Ernst & Young LLP

     23.2           Consent of William G. von Glahn (contained in Exhibit 5.1)

     24.1           Power of Attorney

     24.2           Certified copy of resolution authorizing signatures pursuant to Power of Attorney

----------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.